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                                                                   Exhibit 10.11


                                     1998
                                     ----


                               Prudential Annual
                               -----------------
                                Incentive Plan
                                --------------








                                  August 1998


The Compensation Committee may, in its sole discretion, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or employee.
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                Table of Contents
                -----------------


 . I.      Program Concept
 . II.     Eligbility
 . III.    Creation of Bonus Pools
 . IV.     Adjusting a Bonus Pool
 . V.      Bonus Allocation
 . VI.     Payment of Bonus
 . VII.    Termination of Employment
 . VIII.   Plan Administration
 . IX.     Plan Amendment and Termination
 . X.      No Contract of Employment
 . XI.     Successors
 . XII.    Taxes


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I.   Program Concept
--------------------

The Prudential Annual Incentive Plan effective as of January 1, 1998, was developed to recognize and reward contributions that the Participants make towards The Prudential Insurance Company of America's ("Prudential" or "the Company") annual objectives. The design, based on the "bonus pool" concept, is intended to provide greater flexibility to deliver market competitive compensation that also recognizes Company, Business Group, and individual performance.

The annual incentive award or bonus is one of the four elements of Total Compensation applicable to Executives in Prudential. The other elements are Base Salary, Long Term Incentive Award, and Benefits/Perquisites. Each element is designed to serve a specific purpose. Together, the four elements are intended to provide Total Compensation that is externally competitive given satisfactory performance.

II.  Eligibility
----------------

Employees at the Department Vice President or equivalent level and above are eligible to participate in this Plan ("Participants").

III. Creation of Bonus Pools
----------------------------

A number of bonus pools are to be created to provide annual incentive awards for Participants covered by each bonus pool. The amount allocated to each bonus pool is based on the number of people included in the pool, competitive market requirements and the performance of the business or group as described below.

For 1998, the following bonus pools are to be created:

 .  A CEO pool. The direct reports of the CEO will be paid from this pool.
 . A Business Group pool for each designated Business Group. The annual incentive awards for all Participants working in a Business Group including corporate functional staff assigned to the business will be paid from that pool.
 . A Corporate Function pool for each designated Corporate Center Function. The annual incentive awards for all Participants in the Corporate Center Function will be paid from that pool.

The aggregate of the "par" or target bonus of all Participants in the pool at the end of the performance period will be used initially to establish the target size of the bonus pool. Adjustments will be made where the "par" amounts are not in keeping with market practice. Over time, the "par" amounts will be replaced by market driven factors.

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IV. Adjusting a Bonus Pool
--------------------------

At the beginning of each calendar year, annual performance contracts are to be established for the Company, for each Business Group and for each Corporate Center Function having a separate bonus pool. The amount of the target bonus pool will be adjusted at the end of the calendar year based on the actual performance of the Company, the Business Group, or the Corporate Center Function against these performance contracts. The Company's performance will be focused primarily on financial results achieved versus pre-established targets. The performance for the Business Groups will be measured against several "performance drivers." The performance of Corporate Center Functions will be measured against performance objectives established for the year.

The results achieved are to be assessed on a scale ranging from 0 to 2.0 and assigned a score called a Performance Factor ("PF").

For the CEO bonus pool, the target bonus pool amount is to be multiplied twice by the PF to arrive at the adjusted bonus pool amount.

For each Business Group bonus pool, 25% of the bonus opportunity is to be adjusted according to the Company's PF and the remaining 75% adjusted according to the PF for the individual Business Group. The target bonus pool amount is to be multiplied by the resulting weighted PF twice to arrive at the adjusted bonus pool amount.

For each Corporate Center Function bonus pool, the target bonus pool amount is to be multiplied once by an adjusted Company PF to arrive at the adjusted bonus pool amount. The adjusted Company PF is the square of the Company PF adjusted by up to plus or minus 0.2 based on the Corporate Center Function's performance versus the performance objectives for the year.

The following is an illustration of how a Business Group's target bonus pool amount is impacted by results achieved. For the purpose of this illustration, assume that the Business Group's target bonus pool is $7 million, the Company PF is 1.10 and the Business Group's PF is 1.20.

      Company weighting of 25% X PF of 1.10 =               0.275
      Business Group weighting of 75% X PF of 1.20 =        0.900
                                                            -----
      Weighted PF =                                         1.175
      Weighted PF squared                                 X 1.175
                                                          -------
      Resulting PF =                                  1.380
      Target Bonus Pool                                   X $7 million
                                                          ------------
      Adjusted Bonus Pool =                              $9.66 million
                                                         =============

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To illustrate the operation of the use of the adjusted PF for a Corporate Center
Function, assuming a target bonus pool of $1.0 million, a Company PF of 1.10 and an adjustment factor of +0.1, the adjusted pool amount would be as follows:

      Square of 1.10 Company PF (1.1 x 1.1) =            1.21
      Adjustment                                        +0.10
                                                         ----
      Resulting Adjusted PF =                            1.31
      Target Bonus Pool                                X $1 million
                                                       ------------
      Adjusted Bonus Pool =                           $1.31 million
                                                      =============

V. Bonus Allocation
-------------------

The allocation or payment of bonus awards to Participants from the adjusted bonus pool will be based on the following:

      . The size of the bonus pool achieved
      . The Participant's performance
      . Value of the Participant's contribution
      . Market value of the Participant's position

In the case of functional employees working in a Business Group, the amounts to be allocated are to be arrived at jointly between the head of the Business Group and the head of the Corporate Center Function.

VI. Payment of Bonus
--------------------

Payment under this Plan is normally made within the first quarter of the year following the performance to those Participants actively employed by Prudential at the time of payment. Payments made under this Plan will be included as Earnings under The Prudential Retirement Plan Document (a component of The Prudential Merged Retirement Plan) for the year in which the payment was earned (i.e., the calendar year preceding the year in which the payment was made). These payments will also be included in determining benefits under the long-term disability coverages provided under the Company's Group Insurance Plan. These payments will not be taken into account in determining benefits or contribution amounts under any other employee benefit plan of the Company of any of its affiliates.

VII. Termination of Employment
------------------------------

If employment is terminated prior to the payment of the bonus award, the bonus award shall be canceled and forfeited and no amount will be payable. If a Participant retires, dies, qualifies for Long-Term Disability, or is involuntarily terminated from employment for reasons other than failure of job performance or cause (as determined by the Compensation Committee), the Compensation Committee may, in its discretion, provide the participant with a bonus award.

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VIII. Plan Administration
-------------------------

The Compensation Committee shall be the administrator of the Plan. The Compensation Committee may assign all or some of its duties hereunder to Corporate Compensation or to an officer or other employee of the Company. The Compensation Committee shall administer the Plan in accordance with its terms and shall have the discretion and authority necessary in the administration of the Plan, including the authority to interpret the Plan, to make factual determinations under the Plan, to determine Plan payments, and to determine Bonus Pool targets and adjustments. The Compensation Committee shall have the discretion and authority to adopt and revise rules and procedures relating to the Plan, to correct any defect or omission or reconcile any inconsistency in this Plan or any payment hereunder, and to make any other determinations that it believes necessary or advisable in the administration of the Plan. Determinations and decisions by the Compensation Committee shall be final and binding on all employees, Participants and all other persons.

IX. Plan Amendment and Termination
----------------------------------

The Compensation Committee may, in its sole discretion, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant or employee. This Plan may be amended or terminated by resolution of the Compensation Committee and by execution of a written instrument by a duly authorized officer of the Company.

X. No Contract of Employment
----------------------------

The establishment of this Plan, and amendment or modification to the Plan, or any payment of a bonus award under the Plan shall not be deemed to constitute a contract of employment between Prudential and any Participant, nor shall it constitute a right to remain in the employ of Prudential. Employment with Prudential is employment-at-will and either Prudential or a Participant may terminate the Participant's employment with Prudential at any time, for any reason, with or without cause or notice.

XI. Successors
--------------

All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, demutualization or otherwise.

XII. Taxes
----------

The Company shall have the right to deduct from all payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

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